UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No.       )
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Rainier Investment Management Mutual Funds
 (Name of Registrant as Specified In Its Charter)
__________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Time is Running Out!

PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the Rainier Funds that is scheduled to be held on March 10, 2016.

According to our records, we have not received your vote!

It is important that we receive your vote before March 10, 2016 because it will help to avoid having to hold additional meetings in order to reach a quorum. If you have any questions or would like to vote, please call the number listed below:

1- 855-486-7909

The Funds have made it very easy for you to vote.  Choose one of the following methods:

Vote by Internet	Call
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.

Call the toll free phone number above Monday
through Friday, 9am to 10pm, Eastern time to speak
with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your
proxy card. Have your proxy card with control number available.
Follow the touch-tone prompts to vote.